ACCOUNTING and ADMINISTRATION SERVICES AGREEMENT

THIS AGREEMENT is made and entered into this 18 day of July, 2016 by and between the State Trust (the “Trust”), a  Delaware business trust having its principal place of business at 535 Fifth Avenue, 4th Floor, New York, New York 10017, and Mutual Shareholder Services, LLC, a Delaware Limited Liability Company (“MSS”).

RECITALS:

A.

The Trust is an open-end management investment company registered with the United States Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the "1940 Act") and is authorized to issue shares (“Shares”) in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

B.

MSS is a corporation experienced in providing accounting services to mutual funds and possesses facilities sufficient to provide such services and it is empowered under applicable laws and by its organizational documents to enter into this Agreement and perform its duties under this Agreement; and

C.

The Trust desires to avail itself of the experience, assistance and facilities of MSS and to have MSS perform the Trust certain services appropriate to the operations of the Trust, and MSS is willing to furnish such services in accordance with the terms hereinafter set forth.

AGREEMENTS:

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree as follows:

1.

DUTIES OF MSS.

MSS will provide the Trust with the necessary office space, communication facilities and personnel to perform the following services for the Trust:

(a)

 ; Timely calculate the net asset value per share with the frequency prescribed in each Fund's then-current Prospectus, transmit the Fund's net asset value to the Fund’s listing exchange, and communicate such net asset value to the Trust and its transfer agent;

(b)

Calculate each item of income, expense, deduction, credit, gain and loss, if any, as required by the Trust and in conformance with generally accepted accounting principles ("GAAP"), SEC Regulation S-X (or any successor regulation) and the Internal Revenue Code of 1986, as amended (or any successor laws)(the "Code");

(b)

Prepare and Maintain and keep current all books and records of the Trust as required by Rule 31a-1 under the 1940 Act, as such rule or any successor rule may be amended from time to time ("Rule 31a-1"), that are applicable to the fulfillment of MSS's duties hereunder, as well as any other documents necessary or advisable for compliance with applicable regulations as may be mutually agreed to between the Trust and MSS.  Without limiting the generality of the foregoing, MSS will prepare and maintain the following records upon receipt of information in proper form from the Trust or its authorized agents:

•

Cash receipts journal

•

Cash disbursements journal

•

Dividend record

•

Purchase and sales - portfolio securities journals

•

Subscription and redemption journals

•

Security ledgers

•

Broker ledger

•

General ledger

•

Daily expense accruals

•

Daily income accruals

•

Securities and monies borrowed or loaned and collateral therefore

•

Foreign currency journals

•

Trial balances

(c)

Provide the Trust and its investment adviser with daily portfolio valuation, net asset value calculation and reconcile all appropriate data with each Fund's custodian/custodians and other standard operational reports as requested from time to time and  make such adjustments over such periods as the Trust deems necessary, and management will communicates to MSS in writing, to reflect over-accruals or under-accruals of estimated expenses or income.

(d)

Provide all raw data available from its fund accounting system for the preparation by the Trust or its investment advisor of the following

1.

Semi-annual and annual financial statements;

2.

Semi-annual forms N-SAR;

3.

Annual tax returns;

4.

Financial data necessary to update form N-1A;

5.

Annual proxy statement.

(e)

Notwithstanding paragragh 1 (d), prepare the following:

1.

Semi-annual and annual financial statements;

2.

Semi-annual forms N-SAR;

(f)

Edgarize and file with the SEC the following:

1.

Semi-annual and annual financial statements;

2.

Semi-annual forms N-SAR;

3.

N-1A and other necessary filings As the Trust’s requests

(g)

Provide facilities to accommodate annual audit and any audits or examinations conducted by the Securities and Exchange Commission or any other governmental or quasi-governmental entities with jurisdiction, Transmit to and receive from each Fund's transfer agent appropriate data on a daily basis and daily reconcile Shares outstanding and other data with the transfer agent and Perform such other record keeping, reporting and other tasks as may be specified from time to time in the procedures adopted by the Board pursuant to mutually acceptable timelines and compensation agreements.

MSS shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

Fund Accounting Records.

Maintenance of and Access to Records.  MSS shall maintain records relating to its services, such as journals, ledger accounts and other records, as are required to be maintained under the Investment Company Act and, specifically, Rule 31a-1 thereunder.  The books and records pertaining to the Trust that are in possession of MSS shall be the property of the Trust.  The Trust, or the Trust's authorized representatives, shall have access to such books and records at all times during MSS’s normal business hours.  Upon the reasonable request of the Trust, copies of any such books and records shall be provided promptly by MSS to the Trust or the Trust's authorized representatives.  In the event the Trust designates a successor that assumes any of MSS’s obligations hereunder, MSS shall transfer to such successor all relevant books, records and other data established or maintained by MSS under this Agreement.

Inspection of Records.  In case of any requests or demands for the inspection of the records of the Trust maintained by MSS, MSS will endeavor to notify the Trust and to secure instructions from an authorized officer of the Trust as to such inspection.  MSS shall abide by the Trust's instructions for granting or denying the inspection; provided, however, that MSS may grant the inspection without instructions from the Trust if MSS is advised to disclose by its legal counsel.

Fund Administrative Services

With respect to each Fund electing Fund Administrative Services, MSS shall provide the following services subject to, and in compliance with the objectives, policies and limitations set forth in the Trust’s Registration Statement, the Trust’s Organizational Documents, Bylaws, applicable laws and regulations, and resolutions and policies established by the Trust’s Board:

1)

Subject to the written request for the Trust, prepare and coordinate the printing of semi-annual and annual financial statements;

2)

Provide Access to selected management reports for performance analyses agreed upon by the Trust and MSS from time to time;

3)

Participate in Board meetings to the extent requested by the Board; and prepare or cause to be prepared minutes of the meetings of the Board;

4)

Determine income and capital gains available for distribution and calculate distributions required to meet regulatory, income, and excise tax requirements, to be reviewed by the Trust's independent public accountants;

5)

Record the Trust's operating expense accruals per management’s requierments to be charged to each Fund in order to calculate its daily net asset value;

6)

In consultation with legal counsel for the Trust, assist in and monitor the preparation, filing, printing and where applicable, dissemination to shareholders of the following:

a.

amendments to the Trust’s Registration Statement;

b.

periodic reports to the Trustees, shareholders and the SEC, including but not limited to annual reports and semi-annual reports;

c.

notices pursuant to Rule 24f-2 (as applicable);

d.

proxy materials; and

e.

reports to the SEC on Forms N-CEN, N-CSR, N-PORT, N-23c-3 and N-PX (as applicable)

7)

Coordinate the Trust's audits and examinations by:

a.

assisting each Fund’s independent public accountants, or, upon approval of the Trust, any regulatory body, in any requested review of a Fund’s accounts and records;

b.

providing appropriate financial schedules (as requested by a Fund’s independent public accountants or SEC examiners); and

c.

providing office facilities as may be required.

8)

Consult the Trust and the Fund’s investment adviser, regarding the jurisdictions in which Shares of the Trust shall be registered or qualified for sale; facilitate, register, or prepare applicable notice or other filings with respect to, the Shares with the various state and territories of the United States and other securities commissions, provided that all fees for the registration of Shares or for qualifying or continuing the qualification of the Trust shall be paid by the Trust;

9)

Monitor sales of Shares and ensure that the Shares are properly and duly registered with the each respective State(s);

10)

Prepare, or cause to be prepared, expense and financial reports, including Fund budgets, expense reports, pro-forma financial statements, expense and profit/loss projections and fee waiver/expense reimbursement projections on a periodic basis;

11)

Prepare authorization for the payment of Trust expenses and pay, from Trust assets, all bills of the Trust;

12)

Subject to the Trust’s approval provided in advance and in writting, provide information typically supplied in the investment company industry to companies that track or report price, performance or other information with respect to investment companies;

13)

Upon request, assist each Fund in the evaluation and selection of other service providers, such as independent public accountants, printers, EDGAR providers and proxy solicitors (such parties may be affiliates of MSS);

14)

Perform other services, recordkeeping and assistance relating to the affairs of the Trust as the Trust may, from time to time, reasonably request pursuant to mutually acceptable timelines and compensation agreements.

2.

FEES AND EXPENSES.

(a)

In consideration of the services to be performed by MSS pursuant to this Agreement, the Trust agrees to pay MSS the fees set forth in the fee schedule attached hereto as Exhibit A. Services provided for partial months shall be subject to pro ration. All compensation in repects to this agreement including all fees and the reimbursement of all out of pocket expenses, including those that may be agreed to from time to time in a written fee schedule approved by the parties prior to incurring any expenses which the Fund may be required to pay MSS, shall be contingent upon and will accrue from the date in which: (1) the Fund has issued shares to its owners and (2) not before the Fund has been declared effective by the Securities and Exchange Comission.

(b)

In addition to the fees paid under paragraph (a) above, subject to the pre-approval written consent provided by the Trust, the Trust agrees to reimburse MSS for out-of-pocket expenses or advances incurred by MSS in connection with the performance of its obligations under this Agreement . In addition, any other expenses incurred by MSS at the request or with the consent of the Trust will be reimbursed by the Trust.

(c)

The Trust agrees to pay all fees and reimbursable expenses within five days following the receipt of the respective billing notice only if the aforemtioned fees and expenses have been approved in advance and in writing, prior to incurring them, by the Chief Executive of the Trust .

3.

LIMITATION OF LIABILITY OF MSS.

(a)

MSS shall be held to the exercise of reasonable care in carrying out the provisions of the Agreement, but shall not be liable to the Trust for any action taken or omitted by it in good faith without negligence, bad faith, willful misconduct or reckless disregard of its duties hereunder.  It shall be entitled to rely upon and may act upon the accounting records and reports generated by the Trust, advice of the Trust, or of counsel for the Trust and upon statements of the Trust's independent accountants, and shall not be liable for any action reasonably taken or omitted pursuant to such records and reports or advice, provided that such action is not, to the knowledge of MSS, in violation of applicable federal or state laws or regulations, and provided further that such action is taken without negligence, bad faith, willful misconduct or reckless disregard of its duties.

(b)

Nothing herein contained shall be construed to protect MSS against any liability to the Trust to which MSS shall otherwise be subject by reason of willful misfeasance, bad faith, negligence in the performance of its duties to the Trust, reckless disregard of its obligations and duties under this Agreement or the willful violation of any applicable law.

(c)

Except as may otherwise be provided by applicable law, neither MSS nor its stockholders, officers, directors, employees or agents shall be subject to, and the Trust shall indemnify and hold such persons harmless from and against, any liability for and any damages, expenses or losses incurred by reason of the inaccuracy of information furnished to MSS by the Trust or its authorized agents.

(D) Reliance on Electronic Instructions.  If the Trust has the ability to originate electronic instructions to MSS in order to (i) effect the transfer or movement of cash or Shares or (ii) transmit shareholder information or other information, then in such event MSS shall be entitled to rely on the validity and authenticity of such instruction without undertaking any further inquiry as long as such instruction is undertaken in conformity with security procedures established and agreed upon by MSS and the Trust.

4.

REPORTS.

(a)

The Trust shall provide to MSS on a quarterly basis a report of a duly authorized officer of the Trust representing that all information furnished to MSS during the preceding quarter was true, complete and correct in all material respects. MSS shall not be responsible for the accuracy of any information furnished to it by the Trust or its authorized agents, and the Trust shall hold MSS harmless in regard to any liability incurred by reason of the inaccuracy of such information.

(b)

Whenever, in the course of performing its duties under this Agreement, MSS determines, on the basis of information supplied to MSS by the Trust or its authorized agents, that a violation of applicable law has occurred or that, to its knowledge, a possible violation of applicable law may have occurred or, with the passage of time, would occur, MSS shall promptly notify the Trust and its counsel of such violation.

5.

ACTIVITIES OF MSS.

The services of MSS under this Agreement are not to be deemed exclusive, and MSS shall be free to render similar services to others so long as its services hereunder are not impaired thereby.

6.

ACCOUNTS AND RECORDS.

The accounts and records maintained by MSS shall be the property of the Trust, and shall be surrendered to the Trust promptly upon request by the Trust in the form in which such accounts and records have been maintained or preserved. MSS agrees to maintain a back-up set of accounts and records of the Trust (which back-up set shall be updated on at least a weekly basis) at a location other than that where the original accounts and records are stored. MSS shall assist the Trust's independent auditors, or, upon approval of the Trust, any regulatory body, in any requested review of the Trust's accounts and records. MSS shall preserve the accounts and records as they are required to be maintained and preserved by Rule 31a-1.

7.

CONFIDENTIALITY.

MSS agrees that it will, on behalf of itself and its officers and employees, treat all transactions contemplated by this Agreement, and all other information germane thereto, as confidential and not to be disclosed to any person except as may be authorized by the Trust.

Proprietary Information of the Trust.  MSS acknowledges that the Shareholder list and all information related to shareholders furnished to MSS by the Trust or by a shareholder in connection with this Agreement (collectively, “Customer Data”) all information regarding the Trust portfolios, arrangements with brokerage firms, compensation paid to or by the Trust, trading strategies and all such related information (collectively, Trust Proprietary Information”) constitute proprietary information of substantial value to the Trust. MSS agrees to treat all Trust Proprietary Information and Customer Data as proprietary to the Trust and further agrees that it shall not divulge any Trust Proprietary Information or Customer Data to any person or organization except as may be provided under this Agreement or as may be directed by the Trust.

8.

TERM OF AGREEMENT.

(a)

This Agreement shall become effective as of the date hereof and shall remain in force for a period of  one year.  This Agreement will automatically renew for successive annual terms unless one party provides written notice to the other party 90 days prior to the annual renewal date that the agreement will not be renewed.  Each party to this Agreement has the option to terminate this Agreement during the initial three year term and any renewal period, without penalty, upon 90 days prior written notice.

(b)

Should the Trust exercise its right to terminate, all out-of-pocket expenses associated with the movements of records and material will be paid by the Trust.  Additionally, MSS reserves the right to charge for any other reasonable expenses associated with such termination.

9.

MISCELLANEOUS.

(a)

Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

(b)

The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Ohio as at the time in effect and the applicable provisions of the 1940 Act. To the extent that the applicable law of the State of Ohio, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of Ohio. The parties to this agreement hereby consents that this agreement shall be construed in accordance with the laws of the State of Ohio, without regard to conflict of laws principles thereof.  Any dispute or controversy of any kind or nature, relating to this Agreement or the breach or performance thereof, that shall arise among the parties hereto or their legal representatives shall be settled and determined by a mediator located in Cleveland, Ohio, which will be mutually agreed in writing between the parties. In case such mediation does not succeed, the parties will turn to resolve their dispute by a Arbitrator located in Cleveland, Ohio, which will be mutually agreed in writing between the parties and in case such arbitration does not succeed, the parties will turn to resolve their dispute at a state or federal court situated in Cleveland, Ohio in connection with any dispute arising hereunder, and waives to the fullest extent permitted by law its right to a trial by jury.

(c)

Counterparts.  The parties may execute this Agreement on any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument

(d)

Safekeeping.  MSS shall establish and maintain facilities and procedures reasonably acceptable to the Trust for the safekeeping and control of records maintained by MSS under this Agreement including the preparation and use of check forms, facsimile, email or other electronic signature imprinting devices.

(E)

Distinction of Funds.  Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of each Fund of the Trust are separate and distinct from the assets and liabilities of each other Fund and that no Fund shall be liable or shall be charged for any debt, obligation or liability of any other Fund, whether arising under this Agreement or otherwise

(f)

Representation of Signatories.  Each of the undersigned expressly warrants and represents that they have full power and authority to sign this Agreement on behalf of the party indicated and that their signature will bind the party indicated to the terms hereof

(g)

This Agreement may be amended by the parties hereto only if such amendment is in writing and signed by both parties.

(h)

This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

(i)

This agreement relates to Accounting and Administration Services provided the the Series Trust named : “1-3 Month Enhanced Short Duration Mutual Fund” and does not obligate the Trust to hire MSS to provide Accounting and Administration Services to any other Series trust(s) which the Trust may further create.

(j)

MSS will provide, without any additional cost to the Trust and the Trust’s Registered Investment Advisor the following resports: Fin 48 Compliance report for the Trust, SSAE 16 report of MSS, Rule 22c-2 compliance reporting and support regarding redemption fees (if applicable).

(k)

All notices and other communications hereunder shall be in writing, shall be deemed to have been given when received or when sent by telex or facsimile, and shall be given to the following addresses (or such other addresses as to which notice is given):

To the Trust:

To MSS:

State Trust

Mutual Shareholder Services

535 Fifth Avenue, 4th Floor

8000 Town Centre Drive, Suite 400

New York, New York

Broadview Heights, OH 44147

USA, Zip Code: 10017

USA, Zip Code: 10017

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

State Trust:

Mutual Shareholder Services, LLC:

By: Ofer Abarbanel, CEO

By: Gregory B. Getts, President

Its: /s/ Ofer Abarbanel

Its: /s/ Gregory B. Getts

Exhibit A

Transfer Agent, Fund Accounting and Administration

Fee Schedule

Mutual Shareholder Services billing system:

Accounting Fees

If average value of fund is
between the following			Yearly Fee	Monthly Fee
-	25,000,000		22,200	1,850
25,000,000	50,000,000		31,700	2,642
50,000,000	75,000,000		37,450	3,121
75,000,000	100,000,000		43,200	3,600
100,000,000	125,000,000		48,950	4,079
125,000,000	150,000,000		54,700	4,558
150,000,000	200,000,000		60,450	5,038
200,000,000	300,000,000		$60,450 plus .01% on assets greater than $200,000,000
300,000,000	-		$70,450 plus .003% on assets greater than $300,000,000

Shareholder Servicing Fees

11.50	annual fee per shareholder with a
	min of $775.00 charge per month

Blue Sky Servicing Fees
100.00	per state per filing

Monthly pricing fees
25.00	per month/fund

Calculated monthly charges for a small Fund

			Value	Approx. Monthly Fee
Approximate Fund Size:		100,000,000		4,079
No of Shareholders:			100	775
				4,854
		Less 0% discount*
		New Fund Discount ($312)**		0
		Discounted fee		4,854
		Admin Fee		500
		Total Fee		5,354

		Annual Fee		64,248

* Discount calculated as follows:
Discount	Net assets of Fund
50%	-	6,000,000
40%	6,000,000	7,000,000
30%	7,000,000	8,000,000

20%	8,000,000	9,000,000
10%	9,000,000	10,000,000
0%	10,000,000	-

** Discount good while fund is less than 3 million

Additional fee include the following:

1)

Postage charged to send out statements and reports to shareholders

2)

Long distance phone calls,

a.

Toll free number is $8.00/month (answered as MSS)

b.

Toll free number is $27.00/month (answered as Fund ABC)

c.

Usage charge is 3.5 cents per minute

3)

Offsite storage about 25 cents/month/box

4)

#10 windowed envelopes used to mail confirmations about 3.5 cents each

5)

Envelopes and labels used to mail reports to shareholders about 9 cents each

6)

The following are a non reoccurring fees

a.

Cost to print blank confirmation statements (varies by amount)

b.

Cost to buy a deposit stamp to endorse back of checks

c.

Cost to print 250 blank checks about $45.00

7)

DDA fees charged by the Custodial Bank (varies about $50 to $300/month).

8)

Fund/Serve fees charged by NSCC $250/month  + .03/trade

9)

Cost to produce annual, semi-annual reports and prospectus about $1.00/each